Exhibit 99.1
Aerie Pharmaceuticals Reports Fourth Quarter and Full Year 2021 Financial Results and Provides Business Update
2021 Glaucoma Franchise Net Revenues of $112.1 Million, an Increase of 35% over 2020
Fourth Quarter Glaucoma Franchise Net Revenues of $32.7 Million, up 11% From Third Quarter
Guidance of $130 Million to $140 Million in 2022 Glaucoma Franchise Forecasted Net Revenues, up 16% to 25%
Durham, North Carolina, February 24, 2022 -- (BUSINESS WIRE) -- Aerie Pharmaceuticals, Inc. (NASDAQ: AERI), a pharmaceutical company focused on the discovery, development and commercialization of first-in-class ophthalmic therapies, today reported financial results for the fourth quarter and year ended December 31, 2021 and provided a business update and financial guidance for 2022.
“I am delighted to join Aerie at such an exciting time of our growth trajectory and pleased to report that 2021 was a productive year for Aerie. We delivered strong revenue growth for our first-in-class glaucoma franchise products, consisting of Rhopressa® and Rocklatan®, reported Phase 2b results on AR-15512 for dry eye, reported positive Phase 3 results on Rhopressa® for glaucoma in Japan, executed a second collaboration agreement with Santen and maintained a strong financial position. These achievements have set Aerie up for success in 2022 and beyond,” said Raj Kannan, Chief Executive Officer of Aerie Pharmaceuticals.
“In 2022, we expect to deliver continued revenue growth and share gains in our glaucoma franchise, advance AR-15512 to Phase 3 studies and make continued headway in driving greater efficiencies in our operations, while building out the right talent for the Company,” continued Raj. “I am confident that our commercial and development product candidates have the potential to make a meaningful difference in the lives of patients and deliver outstanding value to our stockholders.”
Fourth Quarter and Full Year 2021 Financial Results and Highlights
For the quarter ended December 31, 2021, Aerie reported:
•Total net revenues of $114.7 million, which includes licensing revenues of $82.0 million related to our second agreement with Santen announced in December 2021, compared to the prior year of $24.7 million
•Glaucoma franchise net product revenues of $32.7 million were up 32% compared to the prior year of $24.7 million
•Net income of $45.5 million compared to a net loss of $46.1 million in the prior year
•Net income per share (diluted) of $0.96 compared to a net loss per share (diluted) of $1.00 in the prior year period
•Non-GAAP net income of $51.7 million compared to non-GAAP net loss of $36.5 million in the prior year
•Non-GAAP net income per share (diluted) of $1.09 compared to Non-GAAP net loss per share (diluted) of $0.79 in the prior year
For the year ended December 31, 2021, Aerie reported:
•Total net revenues of $194.1 million compared to the prior year of $83.1 million
•Glaucoma franchise net product revenues of $112.1 million were up 35% compared to the prior year of $83.1 million
•Net loss of $74.8 million compared to a net loss of $183.1 million in the prior year
•Net loss per share (diluted) of $1.61 compared to a net loss per share (diluted) of $3.99 in the prior year

•Non-GAAP net loss of $45.3 million compared to non-GAAP net loss of $143.0 million in the prior year
•Non-GAAP net loss per share (diluted) of $0.97 compared to a Non-GAAP net loss per share (diluted) of $3.12 in the prior year
Balance Sheet and Liquidity Highlights
•Cash, cash equivalents and total investments were $139.8 million as of December 31, 2021, compared to $240.4 million as of December 31, 2020. In January 2022, the Company received $90 million related to its second agreement with Santen.
•For the fourth quarter 2021, our net cash used in operating activities was $30 million, bringing our full year total of net cash used to just under $100 million.
Financial Outlook for 2022
Aerie provided the following full year guidance for 2022:
•    Glaucoma franchise net product revenues: target is $130 million to $140 million, up 16% to 25% versus 2021
•    Net cash used: We expect a reduction in total net cash used by approximately 15% in 2022 versus 2021 despite increasing costs both in R&D, driven by the initiation of three Phase 3 studies for AR-15512, and in our ongoing operations.
Conference Call / Webcast Information
Aerie management will host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss Aerie’s financial results and provide a general business update.
The live webcast and a replay may be accessed by visiting Aerie’s website at http://investors.aeriepharma.com. Please connect to Aerie’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. Alternatively, please call (888) 734-0328 (U.S.) or (678) 894-3054 (international) to listen to the live conference call. The conference ID number for the live call is 3766969. Please dial in approximately 10 minutes prior to the call. Telephone replay will be available approximately two hours after the call. To access the replay, please call (855) 859-2056 (U.S.) or (404) 537-3406 (international). The conference ID number for the replay is 3766969. The telephone replay will be available until March 4, 2022.
About Aerie Pharmaceuticals, Inc.
Aerie is a pharmaceutical company focused on the discovery, development and commercialization of first-in-class ophthalmic therapies for the treatment of patients with eye diseases and conditions including open-angle glaucoma, dry eye, diabetic macular edema (DME) and wet age-related macular degeneration (wet AMD). Aerie’s first novel product, Rhopressa® (netarsudil ophthalmic solution) 0.02%, a once-daily eye drop approved by the U.S. Food and Drug Administration (FDA) for the reduction of elevated intraocular pressure (IOP) in patients with open-angle glaucoma or ocular hypertension, was launched in the United States in April 2018. In clinical trials of Rhopressa®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rhopressa®, including the product label, is available at www.rhopressa.com. Aerie’s second novel product for the reduction of elevated IOP in patients with open-angle glaucoma or ocular hypertension, Rocklatan® (netarsudil (0.02%) and latanoprost ophthalmic solution (0.005%)), was launched in the United States in May 2019. In clinical trials of Rocklatan®, the most common adverse reactions were conjunctival hyperemia, corneal verticillata, instillation site pain, and conjunctival hemorrhage. More information about Rocklatan®, including the product label, is available at www.rocklatan.com. More information on Aerie Pharmaceuticals, Inc. is available at www.aeriepharma.com.

Forward-Looking Statements
This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the duration and severity of the coronavirus disease (COVID-19) outbreak and its variants, including the impact on our clinical and commercial operations, demand for our products and financial results and condition of our global supply chains; our expectations regarding the commercialization and manufacturing of Rhopressa®, Rocklatan®, Rhokiinsa® and Roclanda® or any product candidates or future product candidates, including the timing, cost or other aspects of their commercial launch; our commercialization, marketing, manufacturing and supply management capabilities and strategies in and outside of the United States; the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for Rhopressa® and Rocklatan®, with respect to regulatory approval outside of the United States, and any product candidates or future product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the effectiveness of Rhopressa®, Rocklatan®, Rhokiinsa®, Roclanda® or any product candidates or future product candidates; the timing of and our ability to request, obtain and maintain FDA or other regulatory authority approval of, or other action with respect to, as applicable, Rhopressa®, Rocklatan® or any product candidates or future product candidates, including the expected timing of, and timing of regulatory and/or other review of, filings for, as applicable, Rhopressa®, Rocklatan® or any product candidates or future product candidates; the potential advantages of Rhopressa® and Rocklatan® or any product candidates or future product candidates; our plans to pursue development of additional product candidates and technologies; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma, including development of our retina program; our expectations for full year 2022; our ability to protect our proprietary technology and enforce our intellectual property rights or to develop new intellectual property; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products, product candidates or technologies or the success of any proposed collaboration agreements regarding out-licensing our products or product candidates. In particular, FDA and European Medicines Agency (EMA) approval of Rhopressa® and Rocklatan®, and Medicines and Healthcare products Regulatory Agency (MHRA) authorization of Roclanda® does not guarantee regulatory approval of Rhopressa®, Rocklatan® or Roclanda® in other jurisdictions, and there can be no assurance that we will receive regulatory approval for Rhopressa®, Rocklatan® or Roclanda® in such other jurisdictions. In addition, FDA approval of Rhopressa® and Rocklatan® does not guarantee FDA approval of our product candidates or any future product candidates and there can be no assurance that we will receive FDA approval for our product candidates or any future product candidates. Furthermore, the acceptance of the Investigational New Drug Applications by the FDA for our product candidates does not guarantee FDA approval of such product candidates and the outcomes of later clinical trials for our product candidates may not be sufficient to submit a New Drug Application (NDA) with the FDA or to receive FDA approval. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, industry change and other factors beyond our control, and depend on regulatory approvals and economic and other environmental circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Non-GAAP Financial Measures
To supplement our financial statements, which are prepared and presented in accordance with generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures, some of which are discussed above: adjusted net income/ loss and adjusted net income/ loss per share (also referred to herein as non-GAAP net income/loss and non-GAAP net income/loss per share). For reconciliations of non-GAAP measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income (Loss) Per Share to Adjusted Net Income (Loss) Per Share (Non-GAAP)” tables in this press release.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
The presentation of these financial measures is not intended to be considered in isolation from, or as a substitute for, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, the adjustments to our GAAP financial measures reflect the exclusion of stock-based compensation expense, which is recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.

AERIE PHARMACEUTICALS, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	DECEMBER 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$37,187	$151,570
Short-term investments	102,614	88,794
Accounts receivable, net	68,828	56,022
Inventory	40,410	27,059
Licensing receivable	90,000	—
Prepaid expenses and other current assets	16,611	8,310
Total current assets	355,650	331,755
Property, plant and equipment, net	51,472	54,260
Operating lease right-of-use-assets	22,669	14,084
Other assets	1,600	1,946
Total assets	$431,391	$402,045
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,285	$8,826
Accrued expenses and other current liabilities	112,341	90,723
Operating lease liabilities	4,365	4,923
Total current liabilities	124,991	104,472
Convertible notes, net	234,527	210,373
Deferred revenue, non-current	64,315	50,858
Operating lease liabilities, non-current	21,751	10,206
Other non-current liabilities	3,140	2,168
Total liabilities	448,724	378,077
Stockholders’ (deficit) equity
Common stock	48	47
Additional paid-in capital	1,136,656	1,103,074
Accumulated other comprehensive loss	(126)	(52)
Accumulated deficit	(1,153,911)	(1,079,101)
Total stockholders’ (deficit) equity	(17,333)	23,968
Total liabilities and stockholders’ (deficit) equity	$431,391	$402,045

AERIE PHARMACEUTICALS, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2021	2020	2021	2020
Product revenues, net	$32,666	$24,683	$112,134	$83,138
Licensing revenues	82,000	—	82,000	—
Total revenues, net	114,666	24,683	194,134	83,138
Costs and expenses:
Cost of goods sold	6,070	6,534	26,846	25,333
Selling, general and administrative	36,009	35,016	137,805	137,184
Pre-approval commercial manufacturing	—	—	—	2,304
Research and development	20,847	18,726	75,837	74,007
Total costs and expenses	62,926	60,276	240,488	238,828
Loss from operations	51,740	(35,593)	(46,354)	(155,690)
Other expense, net	(5,721)	(5,266)	(27,863)	(22,166)
Income (loss) before income taxes	46,019	(40,859)	(74,217)	(177,856)
Income tax expense	486	5,278	593	5,245
Net income (loss)	$45,533	$(46,137)	$(74,810)	$(183,101)
Net income (loss) per common share—basic (1)	$0.98	$(1.00)	$(1.61)	$(3.99)
Net income (loss) per common share— diluted (1)	$0.96	$(1.00)	$(1.61)	$(3.99)

Weighted average number of common shares outstanding—basic (1)	46,689,293	45,973,297	46,336,346	45,897,255
Weighted average number of common shares outstanding—diluted (1)	47,581,880	45,973,297	46,336,346	45,897,255

(1) Aerie reported a net loss during the three months ended December 31, 2020 and years ended December 31, 2021 and 2020, respectively. As such, its potentially dilutive securities, which include stock options, restricted stock awards and restricted stock units to purchase shares of common stock, have been excluded from the computation of diluted net loss per share, as the effect would be anti-dilutive.

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(in thousands)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2021	2020	2021	2020
Net income (loss) (GAAP)	$45,533	$(46,137)	$(74,810)	$(183,101)
Add-back: stock-based compensation expense	6,166	9,590	29,524	40,095
Adjusted Net income (loss) (Non-GAAP)	$51,699	$(36,547)	$(45,286)	$(143,006)

AERIE PHARMACEUTICALS, INC.
Reconciliation of GAAP Net Income (Loss) Per Share to Adjusted Net Income (Loss) Per Share (Non-GAAP)
(Unaudited)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,
	2021	2020	2021	2020
Net income (loss) per common share—basic (GAAP)	$0.98	$(1.00)	$(1.61)	$(3.99)
Add-back: stock-based compensation expense	0.13	0.21	0.64	0.87
Adjusted Net income (loss) per share—basic (Non-GAAP)	$1.11	$(0.79)	$(0.97)	$(3.12)
Weighted average number of common shares outstanding—basic	46,689,293	45,973,297	46,336,346	45,897,255

Net income (loss) per common share—diluted (GAAP)	$0.96	$(1.00)	$(1.61)	$(3.99)
Add-back: stock-based compensation expense	0.13	0.21	0.64	0.87
Adjusted Net income (loss) per share—diluted (Non-GAAP)	$1.09	$(0.79)	$(0.97)	$(3.12)
Weighted average number of common shares outstanding—diluted	47,581,880	45,973,297	46,336,346	45,897,255

Contacts
Media:
Carolyn McAuliffe
cmcauliffe@aeriepharma.com
(949) 526-8733

Investors:
LifeSci Advisors on behalf of Aerie Pharmaceuticals, Inc.
Hans Vitzthum
hans@lifesciadvisors.com
(617) 430-7578